SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 1, 2017

VARIAN MEDICAL SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7598	94-2359345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Hansen Way, Palo Alto, CA	94304-1030
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(650) 493-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

The response to this item is set forth in Item 2.03 below and is by this reference incorporated herein.

Item 1.02.	Termination of a Material Definitive Agreement.

On September 1, 2017, Varian Medical Systems, Inc. (the “Company”) replaced its $800 million revolving credit facility with the revolving credit facility described under Item 2.03 below, terminating the Credit Agreement entered into as of August 27, 2013 by and between the Company, certain lenders party thereto and Bank of America, N.A., as administrative agent (“BofA”) (the “Prior Credit Facility”), and repaying in full the approximately $364 million then-outstanding principal balance, plus accrued interest and fees. BofA is a Lender and the Administrative Agent, Swing Line Lender and L/C Issuer (as such terms are defined in the Credit Agreement (as defined in Item 2.03 below)) with respect to the credit facility described under Item 2.03 below.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 1, 2017, Varian Medical Systems, Inc. (the “Company”) entered into a credit agreement (the “Credit Agreement”) with certain lenders party thereto from time to time (collectively, the “Lenders”), BofA, as administrative agent for the Lenders (the “Agent”), swing line lender and letter of credit issuer. Under the Credit Agreement, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Wells Fargo Bank, National Association (“Wells Fargo”), Sumitomo Mitsui Banking Corporation (“Sumitomo”), Citibank, N.A. (“Citibank”), JPMorgan Chase Bank, N.A. (“JPM”), DNB Markets, Inc. (“DNB”), Fifth Third Bank (“Fifth Third”), RBC Capital Markets and TD Bank, N.A. (“TD”) are joint lead arrangers, Merrill Lynch is the sole bookrunner, and Wells Fargo, Sumitomo, Citibank, JPM, DNB, Fifth Third, Royal Bank of Canada and TD are co-syndication agents and co-documentation agents. The Credit Agreement provides for a five-year revolving credit facility in an aggregate principal amount of up to $600 million (the “Credit Facility”). The Credit Facility also includes a $50 million sub-facility for the issuance of letters of credit and permits swing line loans of up to $25 million. Under the Credit Agreement, the Company has the right to make (i) a request to increase the aggregate commitments under the Credit Facility by an aggregate amount for all such requests of up to $100 million and (ii) request an additional increase in the commitments under the Credit Facility or establish one or more term loans, provided that, in each case, the Lenders are willing to provide such new or increased commitments and certain other conditions are met.

The Credit Facility replaces the Prior Credit Facility. The Company borrowed $368,000,000 under the Credit Facility on the effective date.

The Credit Agreement provides that certain material domestic subsidiaries must guaranty the Credit Facility, subject to certain limitations on the amount secured. However, as of September 1, 2017, no subsidiary guaranties were required to be executed under the Credit Agreement.

The proceeds of the Credit Facility will be used for working capital, capital expenditures, permitted Company share repurchases, permitted acquisitions and other lawful corporate purposes, as well as to satisfy the outstanding obligation under the Prior Credit Facility. The Credit Facility will expire, if not extended by mutual agreement of the Company, the Agent and the Lenders on September 1, 2022. Borrowings under the Credit Facility accrue interest either (i) based on the Eurodollar Rate plus a margin of 1.125% to 1.875% based on the Leverage Ratio or (ii) based upon a base rate of (a) the federal funds rate plus 0.50%, (b) BofA’s announced prime rate, or (c) the Eurodollar Rate plus 1.00%, whichever is highest, plus a margin of 0.125% to 0.875% based on the Leverage Ratio, depending upon instructions from the Company to the Agent as to whether advances under the Credit Facility are to be based on the Eurodollar Rate or the base rate.

The Company also must pay a commitment fee on the unused portion of the Credit Facility at a rate from 0.125% to 0.250% based on the Leverage Ratio. The Company may prepay, reduce or terminate the commitments without penalty. Swing line loans under the Credit Facility will bear interest at the base rate plus the then applicable margin for base rate loans.

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The Credit Agreement contains affirmative and negative covenants applicable to the Company and its subsidiaries that are typical for credit facilities of this type, and that are subject to materiality and other qualifications, carve-outs, baskets and exceptions. The covenants are similar to those in the Prior Credit Facility, and include covenants that restrict, subject to certain limitations, exceptions and qualifications, the Company’s and its subsidiaries’ ability to engage in certain actions, including restrictions on the granting of liens, making investments, providing guarantees by subsidiaries, engaging in mergers, consolidations or acquisitions, selling off or disposing of substantial assets, paying dividends to stockholders and repurchasing its stock. The Company has also agreed to maintain a maximum consolidated leverage ratio, involving funded indebtedness and EBITDA (earnings before interest, tax and depreciation and amortization).

The Credit Agreement contains customary events of default that entitle the Agent and the Lenders to cause any or all of the Company’s indebtedness under the Credit Facility to become immediately due and payable, including failure to pay any principal when due and payable, failure to pay interest within three business days after due, failure to comply with any covenant, representation or condition of any loan document or swap contract, any change of control, cross-defaults to other agreements, material monetary judgments that remain unstayed, and certain other events as set forth in the Credit Agreement, with grace periods in some cases.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Credit Agreement, dated as of September 1, 2017, among the Registrant, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and each lender from time to time party thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Varian Medical Systems, Inc.

By:	/s/ John W. Kuo
Name:	John W. Kuo
Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: September 5, 2017

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement, dated as of September 1, 2017, among the Registrant, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and each lender from time to time party thereto.

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